                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): June 25, 1997


                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)




        Maryland                        1-8038                  04-2648081
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)


                          Two Tower Center, Tenth Floor
                        East Brunswick, New Jersey 08816
                    (Address of Principal Executive Offices)

                                  908/247-4822
              (Registrant's telephone number, including area code)

                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On June 25, 1997, Yale E. Key, Inc., a wholly owned subsidiary of the Key Energy Group, Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Well-Co Oil Service, Inc., a closely held Nevada corporation. The assets owned by Well-Co Oil Service, Inc. consist of equipment and vehicles utilized in working-over and servicing oil and gas wells in West Texas and Eastern New Mexico. The consideration given by the Company for the issued and outstanding capital stock of Well-Co Oil Service, Inc. consists of cash in the amount of $17,575,816.46 and 240,000 shares of Company's common stock which had a trading value as of June 25, 1997 of $16.875 per share. The amount of such consideration was determined by negotiations between the Company and the owners of all of the issued and outstanding capital stock of Well-Co Oil Service, Inc. No material relationship exists between the sellers and the Company or any of its affiliates, any director or officer of the Company or any associate of any such officer or director. The Company intends for the assets of Well-Co Oil Service, Inc. to continue to be used in working-over and servicing oil and gas wells.

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

         The following financial statements of the Registrant are filed herewith: Report of Independent Accountants dated August 8, 1997 Balance Sheet dated June 25, 1997 Statement of Income for period from July 1, 1996 through June 25, 1997 Statement of Cash Flows for period from July 1, 1996 through June 25, 1997 Statement of Stockholder's Equity for period from July 1, 1996 through June 25, 1997 Notes to Financial Statements

         (b)      Pro Forma Financial Information.

         The following pro forma financial statements are filed herewith:
                  Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma
                          Combined Financial Statements
                  Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma
                          Combined Balance Sheet as of March 31, 1997
                  Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma
                          Combined Statement of Operations for Twelve Months Ended June 30, 1996
                  Key Energy Group, Inc. and Subsidiaries Unaudited Pro Forma
                          Combined Statement of Operations for Nine Months
                          Ended March 31, 1997
                  Notes to Unaudited Combined Financial Statements dated June 30, 1996 and March 31, 1997

         (c)      Exhibits.

         The following exhibits, from which schedules have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

         2.1 Stock Purchase Agreement Among Key Energy Group, Inc. and Mark Duane Massingill and Claudia Lynn Massingill, dated as of June 25, 1997.*

         23.1     Consent of Robinson Burditt Martin & Cohen


         * previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 9, 1997                     KEY ENERGY GROUP, INC.



                                          By:      /s/ FRANCIS D. JOHN
                                             --------------------------------
                                                Francis D. John, President

                            WELL-CO OIL SERVICE, INC.

                            FINANCIAL STATEMENTS WITH
                        REPORT OF INDEPENDENT ACCOUNTANTS

             FOR THE PERIOD FROM JULY 1, 1996 THROUGH JUNE 25, 1997
























                                                | Robinson
                                                | Burdette
                                                | Martin
                                                | &Cowan,L.L.P.
                                                  certified public accountants

                            WELL-CO OIL SERVICE, INC.

                              FINANCIAL STATEMENTS

                                  June 25, 1997


                                TABLE OF CONTENTS




                                                                       Page
                                                                       ----

Report of Independent Accountants                                        1

Financial Statements:
         Balance Sheet                                                   2
         Statement of Income                                             3
         Statement of Cash Flow                                          4
         Statement of Stockholder's Equity                               5
         Notes to Financial Statements                                   6

| Robinson                                      | certified public accountants
| Burdette                                      |
| Martin                                        |
| &Cowan,L.L.P.                                 |







                        REPORT OF INDEPENDENT ACCOUNTANTS



Stockholder
Well-Co Oil Service, Inc.


We have audited the accompanying balance sheet of Well-Co Oil Service, Inc. as of June 25, 1997, and the related statements of income, stockholder's equity and cash flows for the period from July 1, 1996 through June 25, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Well-Co Oil Service, Inc. as of June 25, 1997, and the results of its operations and its cash flows for the period from July 1, 1996 through June 25, 1997 in conformity with generally accepted accounting principles.

                                    Robinson Burdette Martin & Cowan, L. L. P.


Lubbock, Texas
August 8, 1997

                            WELL-CO OIL SERVICE, INC.

                                  BALANCE SHEET

                                  June 25, 1997


ASSETS
- ------
Current assets:
   Cash and cash equivalents                              $        1,101,284
   Short term investments                                            163,491
   Accounts receivable:
     Trade billed                                                  2,948,211
     Trade unbilled                                                  405,360
     Employees                                                        33,106
   Amounts due from former stockholders                               43,328
   Inventories                                                       136,333
   Prepaid expenses and other current assets                          57,282
   Deferred income taxes                                             174,111
                                                           ------------------

       Total current assets                                        5,062,506

Property and equipment, net                                        3,626,341
Other assets                                                         309,553
                                                           ------------------

       Total assets                                       $        8,998,400
                                                           ==================

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable                                       $          388,634
   Other accrued liabilities                                       1,265,786
   Current portion of long-term debt                                 133,124
   Current portion of capitalized lease obligations                  361,651
                                                           ------------------

       Total current liabilities                                   2,149,195

Long-term debt, less current portion                                 253,987
Capitalized lease obligations, less current portion                  212,134
Deferred income taxes                                                346,701
                                                           ------------------

                                                                   2,962,017
                                                           ------------------

Commitments and contingencies (Notes 4, 8, and 11)                       --

Stockholder's equity:
   Common stock, no par value; 10,000 shares authorized,
     10,000 shares issued and outstanding                             38,392
   Additional paid-in capital                                      2,144,036
   Retained earnings                                               3,853,955
                                                           ------------------

       Total stockholder's equity                                  6,036,383
                                                           ------------------

       Total liabilities and stockholder's equity         $        8,998,400
                                                           ==================


              The accompanying notes are an integral part of these
                             financial statements.

                            WELL-CO OIL SERVICE, INC.

                               STATEMENT OF INCOME

                 Period from July 1, 1996 through June 25, 1997




Revenues:

   Oilfield services                                    $23,006,573
   Other, net                                               101,655
   Interest                                                 104,039
                                                        -----------
                                                         23,212,267
                                                        -----------

Costs and expenses:
   Oilfield services                                     17,936,720
   Depreciation and amortization                          1,197,369
   General and administrative                             1,521,705
   Interest                                                 341,723
                                                        -----------

                                                         20,997,517
                                                        -----------

Income before income taxes                                2,214,750

Income tax expense                                          888,698
                                                        -----------

Net income                                              $ 1,326,052
                                                        ===========

Earnings per common share (primary and fully diluted)   $    132.61
                                                        ===========

Weighted average number of common shares outstanding         10,000
                                                        ===========
















              The accompanying notes are an integral part of these
                             financial statements.

                            WELL-CO OIL SERVICE, INC.

                             STATEMENT OF CASH FLOWS

                 Period from July 1, 1996 through June 25, 1997



Cash flows from operating activities:
   Net income                                                                             $ 1,326,052
   Adjustments to reconcile income from operations to net cash provided by operations:
     Gains on short-term investments                                                          (28,536)
     Depreciation and amortization                                                          1,197,369
     Deferred income taxes                                                                    199,690
     Change in current assets and liabilities:
       Increase in accounts receivable                                                       (884,317)
       Increase in prepaid expenses and other current assets                                 (233,417)
       Decrease in accounts payable                                                          (546,200)
       Decrease in accrued liabilities                                                         (7,532)

       Net cash provided by operating activities                                            1,023,109
                                                                                          -----------

Cash flows from investing activities:
   Proceeds from sale of short-term investments                                             3,471,495
   Purchase of short-term investments                                                      (2,009,123)
   Advances to former stockholders                                                           (644,528)
   Repayments of amounts advanced to former stockholders                                      743,526
   Purchases of property and equipment                                                     (1,112,663)
   Other                                                                                       52,468

       Net cash provided by investing activities                                             (501,175)
                                                                                          -----------

Cash flows from financing activities:
   Capital lease payments                                                                    (305,500)
   Principal payments on long-term debt                                                      (108,632)
   Principal payments on notes payable to former stockholders and affiliates               (1,463,456)
   Proceeds from notes payable to former stockholders and affiliates                          485,000
                                                                                          -----------

       Net cash used in financing activities                                               (1,392,588)
                                                                                          -----------

       Net increase in cash and cash equivalents                                              131,696

Cash, beginning of period                                                                     969,588
                                                                                          -----------

Cash, end of period                                                                       $ 1,101,284
                                                                                          ===========

Supplemental disclosures of cash flow information: Cash paid during the period for:
     Interest                                                                             $   359,634
     Income taxes                                                                             900,440
   Non-cash investing and financing activities:
     Assets acquired through financing by notes payable                                       400,000
     Assets acquired through financing by capital lease                                       405,473
     Notes payable contributed back to the Company in the form of capital contributions     2,144,036


              The accompanying notes are an integral part of these
                             financial statements.

                            WELL-CO OIL SERVICE, INC.

                        STATEMENT OF STOCKHOLDER'S EQUITY

                 Period from July 1, 1996 through June 25, 1997



                                               Common stock
                                   --------------------------------------
                                      Number of                               Additional
                                        shares              Amount             paid-in             Retained
                                     outstanding            at par             capital             earnings             Total
                                   ----------------    ----------------    ----------------    ----------------    ----------------
Balance at July 1, 1996                      10,000    $         38,392    $             --    $      2,527,903    $      2,566,295

Capital contributions                            --                  --           2,144,036                  --           2,144,036

Net income                                       --                  --                  --           1,326,052           1,326,052
                                   ----------------    ----------------    ----------------    ----------------    ----------------

Balance at June 25, 1997                     10,000    $         38,392    $      2,144,036    $      3,853,955    $      6,036,383
                                   ================    ================    ================    ================    ================



              The accompanying notes are an integral part of these
                             financial statements.

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS



 1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Company - Prior to December 28, 1993, Well-Co Oil Service, Inc. ("Old Well-Co") and Lyn- Mar Properties, Inc. ("Lyn-Mar") were separate corporations under common control as one family controlled the stock ownership and management of both companies. On December 28, 1993, Lyn-Mar was merged into Old Well-Co in a tax-free merger and on December 30, 1993, Old Well-Co was merged into a newly created Nevada corporation with the same name, Well-Co Oil Service, Inc. (the "Company"). The merger of Old Well-Co into the Company was effected by exchanging 5,000 shares of the Company's no par value common stock for the outstanding shares of Old Well-Co in a tax-free exchange.

         The Company operates 83 well service and workover rigs with corporate headquarters in Brownfield, Texas and other offices and yard facilities in Levelland, Lamesa, Denver City, and Andrews, Texas. Although the range and extent of services provided varies, as part of its well service business, the Company generally provides a full range of maintenance and workover rig services. These services include the completion of newly drilled wells, the recompletion of existing wells and the plugging and abandonment of wells at the end of their useful lives. Other services include fishing tools and services, hydro-static tubing testing, reverse circulation and related services, roustabout services, and electric wireline services.

         On June 25, 1997, Key Energy Group, Inc. ("Key") acquired all of the issued and outstanding common stock of the Company. Key operates in Texas, Oklahoma, Michigan, the Appalachian Basin and Argentina. A significant part of Key's operations are similar to that of the Company's.

         Basis of presentation - The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and highly-liquid investments with original maturities of three months or less.

         Revenues and receivables - The various oilfield services offered by the Company are provided on an hourly basis at predetermined fees per hour including the rental of equipment for use by others. Revenue is recognized daily as services are provided or equipment is rented regardless of when billed to the customer.

         Inventories - Inventories, which consist primarily of oilwell service parts and supplies, are held for use in the operations of the Company and are valued at the lower of cost (first-in first-out method) or market.



                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


 1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         Property and equipment - The Company provides for depreciation and amortization of property and equipment, which includes the amortization of assets recorded under capital leases, using the straight-line method over the following estimated useful lives of the assets:


                Description                                 Years
- ------------------------------------------------------  -------------

Oilfield service equipment                                  3-7
Motor vehicles                                              3
Furniture and equipment                                     5
Buildings and improvements                                  15-35

         Upon disposition or retirement of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and the gain or loss thereon, if any, is included in the results of operations.

         Environmental - The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

         Income taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance for deferred tax assets is recognized when it is "more likely than not" that the benefit of deferred tax assets will not be realized.

         Earnings per share - Earnings per share of common stock is calculated by dividing net income by the weighted average number of common shares for the period.




                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


 2.      PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following as of June 25, 1997:


Oilfield service equipment                                      $10,952,668
Motor vehicles                                                    4,889,731
Furniture and equipment                                             195,156
Buildings and land                                                  762,443
                                                                -----------

                                                                 16,799,998

Accumulated depreciation and amortization                        13,173,657
                                                                -----------

                                                                $ 3,626,341
                                                                ===========


 3  OTHER ASSETS

         Other assets consisted of the following as of June 25, 1997:


Deposit on worker's compensation insurance policy (a)          $   300,000
Other                                                                9,553
                                                               -----------

                                                               $   309,553
                                                               ===========
(a) Restricted as to use


 4.      COMMITMENTS AND CONTINGENCIES

         Various suits and claims arising in the ordinary course of business are pending against the Company. Management does not believe that the disposition of any of these items will result in a material adverse impact to the consolidated financial position of the Company. As of June 25, 1997, the Company had no reserve for potential suits or claims.

         The Company has been informed by the Texas Natural Resource Conservation Commission that it may be a potentially responsible party regarding clean up of a site no longer owned by the Company. In the opinion of management, the ultimate outcome will not result in a material adverse effect on the financial position of the Company at June 25, 1997.





                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4.       COMMITMENTS AND CONTINGENCIES (Continued)

         The Company's operations are subject to inherent risks, including blowouts, fire and explosions which could result in personal injury or death, suspended drilling operations, damage to, or destruction of equipment, damage to producing formations and pollution or other environmental hazards. As a protection against these hazards, the Company maintains general liability insurance coverage of $1,000,000 per occurrence with $2,000,000 of aggregate and excess liability and umbrella coverage up to $5,000,000 per occurrence with a $5,000,000 aggregate. The Company believes it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage or damage to the environment. The Company also carries insurance to cover physical damage to, or loss of, its equipment; however, it does not carry insurance against loss of earnings resulting from such damage or loss.


 5.      LONG-TERM DEBT

         Long-term debt consisted of the following as of June 25, 1997:


Note payable to an unaffiliated corporation dated December 30, 1996 in the original amount of $400,000. The note bears interest at 8% and is payable in 36 monthly installments of $12,535 including interest beginning April 30, 1997. The note is collateralized by various vehicles, well service rigs, trailers and equipment that has a net book value of $855,460 as of
June 25, 1997.                                             $       370,199

Other notes payable                                                 16,912
                                                        ------------------

                                                                   387,111

Less current maturities                                           (133,124)
                                                        ------------------

                                                        $          253,987
                                                        ==================

         Scheduled maturities of long-term debt subsequent to June 25, 1997, are as follows:


Year ended June 30,
    1998                                                $          133,124
    1999                                                           144,846
    2000                                                           109,141
                                                        ------------------

                                                        $          387,111
                                                        ==================

                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.       OTHER ACCRUED LIABILITIES

         Other accrued liabilities consisted of the following as of June 25, 1997:


Accrued payroll and taxes                 $  376,877
Workers compensation claims liabilities      479,552
Other                                        380,204
                                          ----------

Total                                     $1,236,633
                                          ==========


 7.      INCOME TAXES

         The provision for income taxes for the period from July 1, 1996 through June 25, 1997 consists of the following:


Federal:
  Current    $599,074
  Deferred    183,648

              782,722

State:
  Current      89,934
  Deferred     16,042

              105,976

             $888,698
             ========

         The effective income tax rate varies from the Federal statutory rate as follows:


Statutory tax rate                       34.0%
State income taxes (franchise tax)        4.8
Meals and entertainment disallowance      4.0
Other                                    (4.0)

                                         38.8%
                                         ====

         There are $44,571 and $61,776 of accrued Federal and state income taxes, respectively, in other accrued liabilities at June 25, 1997.


                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                                    (Continued)


7.       INCOME TAXES (Continued)

         The tax effect of significant temporary differences representing deferred tax assets and liabilities and changes therein are as follows:

                                                    July 1, 1996            Net change            June 25, 1997
                                                 ------------------      ----------------      -------------------
Deferred tax assets:
  Workers compensation claims
     liabilities                                 $          206,522      $       (29,232)      $           177,290
  Accrued vacation liabilities                               37,097               (9,852)                   27,245
  Allowance for doubtful accounts                            26,353              (26,353)                       --
  Self insured health care claims
     liabilities                                              5,837                11,725                   17,562
  Amounts due affiliates                                     35,394              (35,394)                       --
  Short term investments                                     22,794              (22,794)                       --
                                                 ------------------      ----------------      -------------------

       Deferred tax assets                                  333,997             (111,900)                  222,097
                                                 ------------------      ----------------      -------------------

Deferred tax liabilities:
  Property and equipment                                  (146,035)              (85,235)                (231,270)
  Inventories                                              (47,322)                 (664)                 (47,986)
  Workers compensation premium
     deposit                                              (110,910)                    --                (110,910)
  Capital leases                                            (2,630)               (1,891)                  (4,521)
                                                 ------------------      ----------------      -------------------

       Deferred tax liabilities                           (306,897)              (87,790)                (394,687)

       Net deferred tax assets
       (liabilities)                             $           27,100      $      (199,690)      $         (172,590)
                                                 ==================      ================      ===================


8.       LEASING ARRANGEMENTS

         Among other leases, the Company leases certain automotive equipment under non-cancelable leases which expire at various dates through 2000. The term of the leases generally runs from 36 to 60 months with varying payment dates throughout each month. In addition, each lease includes an option to purchase the equipment and an excess mileage charge as defined in the leases.

         Capitalized assets included in property and equipment as of June 25, 1997 are as follows:


Motor vehicles                                           $        1,029,028
Accumulated amortization                                            439,895
                                                         ------------------

                                                         $          589,133
                                                         ==================



                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       LEASING ARRANGEMENTS (Continued)

         As of June 25, 1997, the future minimum lease payments under non-cancelable operating leases together with the present value of the net minimum lease payments are as follows:

                                                               Lease
          Year ended June 30,                                 payments
- ----------------------------------------------------      ------------------

1998                                                      $          387,714
1999                                                                 193,836
2000                                                                  25,716
                                                          ------------------

Total minimum lease payments                                         607,266
Less amounts representing interest                                    33,481
                                                          ------------------

Present value of minimum lease obligations                           573,785
Less current portion                                                 361,651
                                                          ------------------

Long-term capital lease obligations                       $          212,134
                                                          ==================


 9.      EMPLOYEE BENEFIT PLANS

         The Company maintains a profit sharing plan for its employees. The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service and are age twenty-one or older. Contributions are made to the Plan as determined by the Company's Board of Directors. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. During the period from July 1, 1996 through June 25, 1997, the Company made contributions to the Plan totaling $25,000.


10.      TRANSACTIONS WITH RELATED PARTIES

         During the period, the Company rented certain equipment from a partnership ("LMB Farms") comprised of former stockholders of the Company. During the period from July 1, 1996 through June 25, 1997, the Company incurred $182,981 in rental expense for the equipment.

         As part of the final definitive agreement of sale of the Company on June 25, 1997, on June 9, 1997 certain real property with recorded cost of $189,011 was transferred to a company owned by former stockholders and employees. This property had no remaining book value as it had been, prior to July 1, 1996, fully impaired due to possible environmental issues surrounding the property. Accordingly, there was no gain or loss recognized as a result of this transaction. The property is the location for the Company's Levelland facility.

         The Company allows employees to receive advances on payroll. At June 25, 1997, the amount due from employees relative to these advances was approximately $33,000.



                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


10.      TRANSACTIONS WITH RELATED PARTIES (Continued)

         During the period from July 1, 1996 to June 25, 1997, the Company provided the use of well servicing rigs to a company owned by former stockholders and officers without charge. Management has estimated the labor and other costs associated with those services to be approximately $32,000.

         During the period from July 1, 1996 to June 25, 1997, the Company purchased certain well servicing equipment from a company owned by former stockholders and officers of the Company at a cost of $100,000.

         On June 24, 1997, certain amounts owed by the Company to former stockholders and officers of the Company was contributed to the Company by the Company's then current stockholders in the form of a capital contribution. The amount of the contribution was approximately $2,144,000.

         During the period from July 1, 1996 to June 25, 1997, the Company borrowed $485,000 from former stockholders and officers. During that same period, amounts in the approximate total of $1,463,500 plus interest of approximately $357,000 were paid by the Company to this same group. At June 25, 1997, the Company had paid all amounts owed to these individuals in full.

         During the period from July 1, 1996 to June 25, 1997, the Company had interest bearing and non-interest bearing advances to certain former stockholders. The average amount due from those stockholders during the period was approximately $438,000. The balance at June 25, 1997 was approximately $43,000.


11.      CONCENTRATIONS OF CREDIT RISK

         The Company has a concentration of customers in the oil and gas industry. Substantially all of the Company's customers are major integrated oil companies, major independent producers of oil and gas and smaller independent producers. This may affect the Company's overall exposure to credit risk either positively or negatively, in as much as its customers are effected by economic conditions in the oil and gas industry, which has historically been cyclical. However, accounts receivable are well diversified among many customers and a significant portion of the receivables are from major oil companies, which management believes minimizes potential credit risk. Historically, credit losses have been insignificant. Receivables are generally not collateralized, although the Company may generally secure a receivable at any time by filing a mechanic's and materialmans' lien on the well serviced.

         Two customers each accounted for approximately 19% and 18% of the Company's total revenues for the period from July 1, 1996 through June 25, 1997. Although the loss of these customers is not anticipated, such a loss would have a severe near term effect on the Company's business.


                                   (Continued)

                            WELL-CO OIL SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


11.      CONCENTRATIONS OF CREDIT RISK (Continued)

         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of demand deposits and certificates of deposits. Management believes that its funds are deposited with high quality financial institutions. The Company has $1,101,284 in demand deposits in a single institution and a certificate of deposit of $163,491 in another financial institution. Both are limited to $100,000 each in FDIC deposit insurance coverage.

                             KEY ENERGY GROUP, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


         The unaudited Pro Forma Combined Financial Statements of Key Energy Group, Inc. ("Key" or "The Company") have been prepared to give effect to the acquisition of the assets of Well-Co Oil Service, Inc. ("Well-Co") in June 1997. The Unaudited pro Forma Combined Financial Statements of The Company are not necessarily indicative of the financial results for the periods presented had the acquisition of Well-Co taken place on July 1, 1995. In addition, future results may vary significantly from the results reflected on the accompanying Unaudited Pro Forma Combined Financial Statements because of, among other factors, changes in products and service prices, future oil and gas production declines and future acquisitions. This information should be read in conjunction with the consolidated financial statements of Key (and related notes) and the financial statements of Well-Co.

                     Key Energy Group, Inc. and Subsidiaries
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              as of March 31, 1997
                                 (in thousands)


                                                     The                                Pro Forma                Pro Forma
                                                   Company                Well-Co        Entries                  Combined
ASSETS:
   Current Assets:
      Cash                                              $11,528            $1,101                                      $12,629
      Short term investments                                 --               163                                          163
      Restricted cash                                     3,568                --                                        3,568
      Accounts receivable, net                           32,073             3,431                (90)    (a)            35,414
      Inventories                                         2,004               136                                        2,140
      Prepaid expenses and other                          2,220               232               (174)    (a)             2,278
      current assets
                                              -----------------    --------------                             ----------------
Total Current Assets                                     51,393             5,063                                       56,192
                                              -----------------    --------------                             ----------------
Property and Equipment:
   Oilfield service equipment                           118,287            10,953              13,709    (b)           142,549
   Oil and gas well drilling equipment                    5,945                --                                        5,945
Motor vehicles                                            1,510             4,890             (3,752)    (b)             2,648
Oil and gas properties and related                       20,525                --                                       20,525
   equipment, successful efforts
   method
Furniture and equipment                                     974               195               (180)    (b)               989
Buildings and land                                        7,558               761               (300)    (b)             8,019
                                              -----------------    --------------                             ----------------
                                                        154,799            16,799                                      160,675
Accumulated depreciation & depletion                   (16,120)          (13,174)              13,174    (b)          (16,120)
Net Property and Equipment                              138,679             3,625                                      180,675
Other Assets                                             14,471               310                (10)    (a)            14,771
Total Assets                                           $204,543            $8,998                                     $235,518
                                              =================    ==============                             ================

                     Key Energy Group, Inc. and Subsidiaries
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              as of March 31, 1997
                                 (in thousands)



                                                     The                                Pro Forma                Pro Forma
                                                   Company                Well-Co        Entries                  Combined
LIABILITIES AND
STOCKHOLDERS' EQUITY
   Current Liabilities:
      Accounts payable                                  $13,802              $389                                      $14,191
      Other accrued liabilities                          12,480             1,266                 225    (b)            13,971
      Accrued interest                                    1,292                --                                        1,292
      Accrued income taxes                                  118                --                                          118
      Deferred tax liability                                310                --                                          310
      Current portion of long-term debt                   1,430               495                                        1,925
                                              -----------------    --------------    ----------------         ----------------
Total Current Liabilities                                29,432             2,150                                       31,807
                                              -----------------    --------------    ----------------         ----------------
   Long-term debt                                        91,102               466              17,576    (c)           109,144
   Deferred income taxes                                 15,117               346               6,162    (b)            21,625
   Non-current accrued expenses                           4,832                --                                        4,832
   Minority interest                                      1,249                --                                        1,249
   Commitments and contingencies                             --                --                                           --
                                              -----------------    --------------    ----------------         ----------------
Total Stockholders' Equity:
   Common stock                                           1,173                38                (14)    (b)             1,197
   Additional paid-in capital                            47,856             2,144               1,882    (b)            51,882
   Retained earnings                                     13,782             3,854             (3,854)    (b)            13,782
                                              -----------------    --------------    ----------------         ----------------
Total Stockholders'  Equity                              62,811             6,036                                       66,861
                                              -----------------    --------------    ----------------         ----------------
Total Liabilities and Stockholders'
   Equity                                              $204,543            $8,998                                     $235,518
                                              =================    ==============    ================         ================

See accompanying notes to unaudited pro form combined financial statements.

                     Key Energy Group, Inc. and Subsidiaries
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        Twelve Months Ended June 30, 1996



                                                     The                                Pro Forma                Pro Forma
                                                   Company                Well-Co        Entries                  Combined
REVENUES:
   Oilfield service                                     $55,933           $19,631                                      $75,564
   Oil and gas                                            4,175                --                                        4,175
   Oil and gas welling drilling                           6,188                --                                        6,188
   Other, net                                               182             (495)                 440    (d)               127
                                              -----------------    --------------                             ----------------
                                                         66,478            19,136                                       86,054
                                              -----------------    --------------                             ----------------
COSTS AND EXPENSES
   Oilfield services                                     40,737            15,771             (1,267)    (d)            55,241
   Oil and gas                                            1,350                --                                        1,350
   Oil and gas well drilling                              5,030                --                                        5,030
   Depreciation, depletion and                            4,701               794               1,483    (e)             6,978
      amortization
   General and administrative                             6,608             1,148               (200)    (d)             7,556
   Interest                                               2,477               385               1,327    (f)             4,189
                                              -----------------    --------------                             ----------------
                                                         60,903            18,098                                       80,344
                                              -----------------    --------------                             ----------------
Income before income taxes and                            5,575             1,038                                        5,710
   minority interest
Income tax expenses                                       1,888               386               (340)    (g)             1,934
Minority interest in net income                             101                --                                          101
                                              -----------------    --------------                             ----------------
NET INCOME                                               $3,586              $652                                       $3,675
                                              -----------------    --------------                             ----------------
EARNINGS PER SHARE:
   Income before income taxes and                         $0.70                                                          $0.70
      minority interest
   Net income (loss)                                      $0.45                                                          $0.45
WEIGHTED AVERAGE SHARES                                   7,941               240                                        8,181
   OUTSTANDING:

See accompanying notes to unaudited pro form combined financial statements.

                     Key Energy Group, Inc. and Subsidiaries
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        Nine Months Ended March 31, 1997



                                                     The                                Pro Forma                Pro Forma
                                                   Company                Well-Co        Entries                  Combined
REVENUES:
   Oilfield service                                     $97,327           $17,255                                     $114,582
   Oil and gas                                            5,863                --                                        5,863
   Oil and gas well drilling                              7,097                --                                        7,097
   Other, net                                               422               154                                          576
                                              -----------------    --------------                             ----------------
                                                        110,709            17,409                                      128,118
                                              -----------------    --------------                             ----------------
COSTS AND EXPENSES
   Oilfield services                                     69,268            13,453               (950)    (d)            81,771
   Oil and gas                                            2,185                --                                        2,185
   Oil and gas well drilling                              5,905                --                                        5,905
   Depreciation, depletion and                            7,687               898               1,112    (e)             9,697
      amortization
   General and administrative                            12,176             1,142               (150)    (d)            13,168
   Interest                                               4,507               257                 995    (f)             5,759
                                              -----------------    --------------                             ----------------
                                                        101,728            15,750                                      118,485
                                              -----------------    --------------                             ----------------
Income before income taxes and                            8,981             1,659                                        9,633
   minority interest
Income tax expense                                        3,020               667               (448)    (g)             3,239
Minority interest in net income                             (1)                --                                          (1)
                                              -----------------    --------------                             ----------------
NET INCOME                                               $5,962              $992                                       $6,395
                                              =================    ==============                             ================
EARNINGS PER SHARE:
   Income before income taxes and                         $0.76                                                          $0.80
      minority interest
   Net income                                             $0.51                                                          $0.53
                                              =================    ==============                             ================
WEIGHTED AVERAGE SHARES                                  11,737               240                                       11,977
   OUTSTANDING:
                                              =================    ==============                             ================

See accompanying notes to unaudited pro form combined financial statements.

                             Key Energy Group, Inc.
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                        JUNE 30, 1996 AND MARCH 31, 1997



1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma combined financial information of Key Energy Group, Inc. ("Key" or "The Company") is presented to reflect the acquisition of Well-Co Oil Service, Inc. ("Well-Co") in June 1997. The unaudited pro forma combined balance sheet is presented as if the acquisition of Well-Co occurred at the balance sheet date. The unaudited pro forma combined statements of operations are presented as if the acquisition had occurred on July 1, 1995.

         The Company - Represents the consolidated balance sheet of Key Energy Group, Inc. as of March 31, 1997 and the consolidated statements of Key Energy Group, Inc. for the year ended June 30, 1996 and the nine months ended March 31, 1997.

         Well-Co Oil Service, Inc. - Represents the balance sheet of Well-Co Oil Service, Inc. as of June 25, 1997, the statement of operations of Well-Co Oil Service, Inc. for the year ended June 30, 1996 (which was derived by certain calculations involving the statements of operations of Well-Co Oil Service, Inc. for the years ended December 31, 1996 and December 31, 1995) and the statement of operations of Well-Co Oil Service, Inc. for the nine months ended March 31, 1997 (which was derived by certain calculations involving the statement of operations of Well-Co Oil Service, Inc. for the period from July 1, 1996 through June 25, 1997.

2.       PRO FORMA ENTRIES

         (a) To adjust the bad debt reserve, other current assets and other assets for items either not included in the acquisition or to increase reserves.

         (b) To record the acquisition of Well-Co using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities of Well-Co is preliminary, and therefore, subject to change.

         (c) To adjust the debt of the Company as a result of the cash consideration portion of the purchase price of Well-Co.

         (d) To record the estimated savings in operating costs and general and administrative expenses due to the acquisition. The estimated savings is solely a result of changes circumstances brought about by the consummation of the acquisition, principally the elimination of duplicate administrative positions, duplicate office locations and lower property and casualty insurance costs.


         (e) To adjust depreciation, depletion and amortization for the Well-Co assets.

         (f) To adjust interest expense for the increased debt due to the acquisition of Well-Co.

         (g)  To adjust income tax expense for each tax jurisdiction.

3.       INCOME TAXES

         Key Energy Group, Inc. accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("Statement 109"). Deferred income taxes have been provided on all significant differences between the book and tax basis of the assets liabilities of the acquisition. In accordance with Statement 109, the Company prepares separate tax calculations for each tax jurisdiction in which Key is subject to income taxes.

4.       INCOME FROM OPERATIONS PER SHARE

         Income per share is calculated based on the weighted average number of shares and share equivalents, if more than 3% dilutive, outstanding during the period. Fully diluted income per share is not presented since the effect would be anti-dilutive. Pro Forma income per share has been calculated taking into account the issuance of shares of the Company's Common Stock in the acquisition as if such shares were issued on July 1, 1995.

                                EXHIBIT INDEX


         2.1 Stock Purchase Agreement Among Key Energy Group, Inc. and Mark Duane Massingill and Claudia Lynn Massingill, dated as of June 25, 1997.*

         23.1     Consent of Robinson Burditt Martin & Cohen


         * previously filed.